MODIFICATION AGREEMENT

This Modification Agreement (“Agreement”) dated as of November 28, 2008 is entered into by and among Wizard Software Corp., a Colorado corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively the “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreements”) dated October 27, 2006 and an Amendment Agreement dated December 8, 2006, relating to an aggregate investment of $2,375,000 by Subscribers in secured convertible notes as further identified on Schedule A (“Notes”) convertible into Common Stock of the Company and Class A and Class B common stock purchase warrants as further identified on Schedule B (“Warrants”);

WHEREAS, the Company is preparing to enter into the following transaction which will trigger the repricing provisions of Paragraphs 2.1(c)D of the Notes and 3.4 of the Warrants (the “Repricing Provisions”):

(a)  The reduction in the conversion price of the Company’s Series A 7% Convertible Preferred Stock from $2.05 per share to $1.00 per share (the “Preferred Stock Conversion Price Reduction”);

WHEREAS, the Company and Subscribers desire to restructure the terms of the Notes to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.          All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreements and the documents and agreements delivered therewith.

2.

In accordance with Paragraph 2.1(c)D thereof, each of the Notes is amended as follows:

(a)

The Conversion Price is $1.00 subject to adjustment as set forth in Section 2.1(c) of the Notes.

3.

Each of the Subscribers hereby waives the adjustment of the conversion price of its Warrants under Paragraph 3.4 of such Warrants solely in connection with the Preferred Stock Conversion Price Reduction.

3.

The holding period of the Notes, any stock issued upon any future conversion of the Notes including additional shares of common stock that may be issuable due to the reduction in the Notes’ Conversion Price (the “Additional Conversion Shares”), the Warrants and any stock issued upon any future cashless exercise of the Warrants, tacks back to the original issue date of the Notes and the Warrants for Rule 144 purposes and all stock will be issued without any restrictive legend in accordance with Rule 144.  Accordingly, each undersigned Subscriber  hereby waives all registration rights that it may otherwise have with respect to the Additional Shares and agrees that any obligation of the Company to register for resale the Additional Conversion Shares shall be suspended so long as the Subscribers may sell the Additional Conversion Shares without any restriction or limitation under Rule 144 as of the date of issuance.

4.

The Company and each of the Subscribers hereby agree that the Company shall use best efforts, as soon as reasonably practicable following the date hereof (but not later than the fifth business day following the date hereof) to list or quote all of the Additional Conversion Shares, but in no event less than ____ shares, on such trading market in addition to the shares of common stock already listed or quoted prior to the date hereof, and each of the Subscribers further agrees not to pursue any claim that it may otherwise have against the Company as a result of any delay in the issuance of the Additional Conversion Shares and which delay is beyond the control of the Company.

5.

All other terms and conditions of the Transaction Documents including the accrual of regular interest shall remain in full force and effect and payable.

6.

This Modification Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof. A copy of this Agreement annexed to the Notes or Warrants shall be sufficient to reflect the amendment thereto.

[REST OF THIS PAGE LEFT INTENTIONALLY BLANK]

7.

Each of the undersigned has read the foregoing Agreement and understands and agrees to it.

WIZARD SOFTWARE CORP.

(“Company”)

/s/ Chris Spencer

By: Chris Spencer

Its: President

ALPHA CAPITAL ANSTALT

WHALEHAVEN CAPITAL FUND, LTD.

(“Subscriber”)

(“Subscriber”)

/s/ Konrad Ackerman

/s/ Brian Mazzela

By: Konrad Ackerman

By: Brian Mazzela

Its: Director

Its: CFO

GENESIS MICROCAP, INC.

(“Subscriber”)

/s/

By:

Its:

Schedule A

Holder	Date	Principal Amount
Alpha Capital Anstalt	10/27/2006	$1,000,000.00
Alpha Capital Anstalt	12/8/2006	$100,000.00
Whalehaven Capital Fund, Ltd.	10/27/2006	$400,000.00
Whalehaven Capital Fund, Ltd.	12/8/2006	$350,000.00
Genesis Microcap, Inc.	10/27/2006	$350,000.00
Genesis Microcap, Inc.	12/8/2006	$175,000.00
Total		$2,375,000.00

Schedule B

Holder	Date	Class	Shares
Alpha Capital Anstalt	10/27/2006	Class A	250000
Alpha Capital Anstalt	10/27/2006	Class B	500000
Alpha Capital Anstalt	12/8/2006	Class A	25000
Alpha Capital Anstalt	12/8/2006	Class B	50000
Whalehaven Capital Fund, Ltd.	10/27/2006	Class A	100000
Whalehaven Capital Fund, Ltd.	10/27/2006	Class B	200000
Whalehaven Capital Fund, Ltd.	12/8/2006	Class A	87500
Whalehaven Capital Fund, Ltd.	12/8/2006	Class B	175000
Genesis Microcap, Inc.	10/27/2006	Class A	87500
Genesis Microcap, Inc.	10/27/2006	Class B	175000
Genesis Microcap, Inc.	12/8/2006	Class A	43750
Genesis Microcap, Inc.	12/8/2006	Class B	87500